EXHIBIT 99.2

Sales Analysis - 1Q 2015

Electric Sales - DTE Electric Service Area (GWh)				Electric Billings - DTE Electric Service Area (000s)

	1Q 2015	1Q 2014	% Change		1Q 2015	1Q 2014	% Change
Residential	3,852	3,978	(3)%	Residential	$533,381	$574,673	(7)%
Commercial	4,160	4,048	3%	Commercial	407,018	423,575	(4)%
Industrial	2,464	2,501	(1)%	Industrial	167,432	199,027	(16)%
Other	85	205	(59)%	Other	14,433	22,859	(37)%
	10,561	10,732	(2)%		$1,122,264	$1,220,134	(8)%
Choice	1,256	1,267	(1)%	Choice	13,746	23,418	(41)%
TOTAL SALES	11,817	11,999	(2)%	TOTAL BILLINGS	$1,136,010	$1,243,552	(9)%

Gas Sales - DTE Gas Service Area (MMcf)				Gas Billings - DTE Gas Service Area (000s)

	1Q 2015	1Q 2014	% Change		1Q 2015	1Q 2014	% Change
Residential	53,728	55,429	(3)%	Residential	$422,956	$438,011	(3)%
Commercial	13,567	13,251	2%	Commercial	103,793	102,702	1%
Industrial	269	475	(43)%	Industrial	2,155	6,062	(64)%
	67,564	69,155	(2)%		$528,904	$546,775	(3)%
End User Transportation*	61,834	62,463	(1)%	End User Transportation*	89,383	96,661	(8)%
TOTAL SALES	129,398	131,618	(2)%	TOTAL BILLINGS	$618,287	$643,436	(4)%
________________				________________
* Includes choice customers				* Includes choice customers

Weather

Cooling Degree Days				Heating Degree Days
DTE Electric service territory				DTE Gas service territory
	1Q 2015	1Q 2014	% Change		1Q 2015	1Q 2014	% Change
Actuals	—	—	—	Actuals	3,791	3,977	(5)%
Normal	—	—	—	Normal	3,224	3,175	2%
Deviation from normal	—	—		Deviation from normal	18%	25%

Earnings Impact of Weather
Variance from normal weather ($ millions, after-tax)
	1Q 2015	1Q 2014
DTE Electric	$10	$13
DTE Gas	20	31

DTE Electric Weather Normal Sales* Analysis - YTD
March 31, 2015

Weather Normal Electric Sales - DTE Electric Service Area (GWh)

	1Q 2015	1Q 2014	% Change
Residential	3,718	3,769	(1)%
Commercial	4,093	3,987	3%
Industrial	2,464	2,504	(2)%
Other	85	205	(59)%
	10,360	10,465	(1)%
Choice	1,243	1,257	(1)%
TOTAL SALES	11,603	11,722	(1)%

Weather Normal Electric Sales - DTE Electric Service Area (Includes Electric Choice) (GWh)

	1Q 2015	1Q 2014	% Change
Residential	3,718	3,769	(1)%
Commercial	4,833	4,729	2%
Industrial	2,967	3,019	(2)%
Other	85	205	(59)%
TOTAL SALES	11,603	11,722	(1)%

* Includes adjustments for temperature normalization and, beginning in 2014, customer outages due to weather